                              FIRSTAR CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               (SEE REVERSE SIDE)
              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
                      FIRSTAR CORPORATION SPECIAL MEETING
                            WEDNESDAY, JULY 28, 1999

1. Approval of the Agreement and Plan of Merger, dated April 30, 1999, as amended, by and between the Corporation and Mercantile Bancorporation Inc., a Missouri corporation, and the transactions contemplated thereby as more fully described in the Joint Proxy Statement/Prospectus accompanying this form of proxy.

       / / FOR                   / / AGAINST                  / / ABSTAIN

2. With discretionary power upon any and all other business that may properly come before the meeting and upon matters incident to the conduct of the meeting.

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
Date:                                             No. of Shares:
Check appropriate box and indicate changes
below:
Address Change? / /
Name Change? / /
                                                  SIGNATURE(S) IN BOX
                                                  Please sign exactly as your name appears on this
                                                  proxy, giving your full title if signing as
                                                  attorney or fiduciary. If shares are held jointly,
                                                  each joint owner should sign. If a corporation,
                                                  please sign in full corporate name by duly
                                                  authorized officer. If a partnership, please sign
                                                  in partnership name by authorized person.
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                              FIRSTAR CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jerry A. Grundhofer and Jennie P. Carlson, and each of them, proxies of the undersigned, with power of substitution, to vote all stock of the undersigned at the special meeting of the shareholders of Firstar Corporation, to be held on Wednesday, July 28, 1999 at 9:00 a.m., at the Grand Ballroom of the Pfister Hotel, 424 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, and any adjournments thereof, as indicated below:

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION INDICATED, WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT.
                           (SEE REVERSE SIDE TO VOTE)